EXPLANATORY NOTE

This Pre-Qualification Offering Circular Amendment No.1 amends the offering circular of Melody Do Corp. as filed on March 3, 2021, and as may be amended and supplemented from time to time (the “offering circular”), to add, update and/or replace information contained in the offering circular.

Pre-Qualification Offering Circular

Amendment No.1 File No. 024-11472

PART II AND III

Preliminary Offering Circular Dated March 25, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Melody Do Corporation (MDC)

50,000,000 SHARES AT $0.01 PER SHARE OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 50,000,000 shares of common stock at a fixed price of $0.01, $0.0000001 par value by Melody Do Corporation (MDC), a Delware corporation (the “Company”). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this offering circular is qualified by the SEC and will continue for 180 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the qualification of this offering circular), (ii) the date when the sale of all 50,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 50,000,000 shares registered under the offering circular of which this prospectus is part.

The offering of the 50,000,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.01 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales. If 100% of the shares are sold, the Company will receive net proceeds of $500,000, if 50% $250,000 and if 25% $125,000 respectively.

Prior to this offering, there has been no public market for our common stock, and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.01 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings, or any other customary investment criteria.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” beginning on page 6 before buying any shares of Melody Do Corporation (MDC)

NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED HEREBY OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________________, 2021

TABLE OF CONTENTS

Page
Offering Circular summary	3
Risk factors	6
Use of proceeds	11
Determination of offering price	11
Dilution	12
Description of securities	13
Plan of distribution	14
Description of business	16
Management’s discussion and analysis of financial condition and results of operations	19
Legal proceedings	22
Market for common equity and related stockholder matters	23
Directors, executive officers, promoters and control persons	30
Executive compensation	26
Security ownership of certain beneficial owners and management	27
Certain relationships and related transactions	28
Disclosure of commission position on indemnification for securities act liabilities	28
Where you can find more information	28
Interests of named experts and counsel	28
Changes in and disagreements with accountants on accounting and financial disclosure	29
Financial statements	32
Signatures	42

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” refers to Melody Do Corporation (MDC) (the “Company”). The following summary highlights selected information contained in this prospectus. You should read the entire prospectus carefully before making an investment decision to purchase our common stock.

Our Company

We were incorporated on August 24, 2020 under the laws of the State of Delware as a Corporation ("CORPORATION").

We were founded by Mr. David Consuegra (CEO, CFO) known as “Reefro Cons” in the industry who is an American citizen from Miami, Florida. Mr. Consuegra is a sound engineer, producer for various artists, studios, and major labels as (MMG, Selavi, Audio vision, Atlantic records) and more, he produced hundreds of tracks/songs throughout his career. Mr. Consuegra is talented musician and a live sound engineer contracted by Carnival Cruises and major players in the industry, he also a live concert engineer handled stage wiring, mixing and major installations in major live events domestically and internationally throughout the world.

Mr. Consuegra has established MDC as an independent record label to handle a variety of music genres including Pop, Rhythm & Blues, Urban and Reggaeton. MDC's founder is seeking $500,000 in equity investment under regulation A+ to be able to raise capital from non-accredited investors. These funds will be used to: a) establish corporate offices, b) maintain overhead expenses, c) acquire and secure artists, d) fund project production budgets, e) fund multi-faceted marketing and promotion budgets. A staged infusion of capital over the course of the first 12 months of operations will provide MDC with the necessary financial resources.

We have not realized any revenues to date. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation, research into the industry, development of our business plan, and the initial equity funding by our officers and directors. We received our initial funding of $3000 through the sale of common stock from our officers and directors, who purchased 100,000,000 shares of common stock at $0.00003 per share.

The Company’s principal offices are located at 1570 NE #436 North Miami Beach, FL 33179. Our telephone number is 305-900-3085. We intend to use the net proceeds from this offering to develop our business operations (See "Description of business" and "Use of proceeds" as captioned above). To commence the implementation of our business plan we require a funding of $500,000. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for financing.

Our financial statements from inception, on August 24, 2020 through December 31, 2020, report no revenues and a accumulated deficit of $2,500. Our independent auditor has issued an audit opinion on the financial statements for the period from August 24, 2020 to December 31, 2020 which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the offering circular relating to this prospectus, we might have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over the Counter. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factors on page 6.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

The Company:	Melody do Corporation (MDC)
Securities being offered:	50,000,000 shares of our common stock, par value $0.0000001per share.
Offering price per share:	$0.01
Duration of the offering:	The 50,000,000 shares of common stock are being offered for a period of 180 days from the qualification of this offering circular.
Net proceeds to us:	If 25% of the shares sold - $125,000 If 50% of the shares sold - $250,000 If 100% of the shares sold - $500,000 For further information on the use of proceeds, see page 11.
Shares issued and outstanding prior to offering:	100,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus owned by our officers and directors.
Shares issued and outstanding after offering:	150,000,000 shares of our common stock issued and outstanding if we are successful at selling all the shares in this offering.
Risk factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk factors” beginning on page 6.

There is no assurance that we will raise the full $500,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk factors related to our business

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated December 31, 2020 our independent registered public accounting firm RAM ASSOCIATES CPA stated that our financial statements for the period from inception (August 24, 2020) to December 31, 2020 were prepared assuming the Company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from August 24, 2020 to December 31, 2020 we incurred a net loss of $2,540. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan, we require funding of $125,000 over the next twelve months. After twelve months period we may need additional financing.

Our officers and directors have agreed to loan the Company funds. However, they have no firm commitment, arrangement or legal obligation to advance or loan funds to the Company and there is also no guarantee that they will continue to loan the funds to the Company in the future as well.

We have limited operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage to establish an independent publishing music record label. We will invest in recording artists and songwriters, growing the Company’s reach, relying on third parties streaming platforms as iTunes and others, and diversifying into other music-based revenue streams, but there is no guarantee we will be able to compete in such competitive industry. Based upon current plans, we expect to incur operating losses in the initial market development stage.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on August 24, 2020 and have limited operations. We have not realized any revenues to date. Our accumulated losses from inception (August 24, 2020) to December 31, 2020 is $2,540. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with development, advertising and promoting our label. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

The officers and directors of the Company currently devote approximately 30 to 40 hours per week to the Company matters because they are involved in other business activities.

We do not have any employment agreements or maintain key person life insurance policies on officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the near future. We have not hired a sales and marketing team. There is no assurance that we will be able to locate qualified people.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Risk factors related to our common stock.

We are selling our offering of 50,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 50,000,000 shares is self-underwritten, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 50,000,000 shares, the Company may not raise $500,000 to implement its planned business and your entire investment could be lost

The Company is making its offering of 50,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the Company does not raise $500,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock, and they may be able to control our company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. As a result of this substantial ownership in our common stock, they will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We may chose in the future to contact a market maker in the future following the qualification of this Offering circular to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCQB). The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements but, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30- or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.00003 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment. The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 1000,000,000 shares of common stock. As of March 1, 2021, the Company had 100,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 850,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on any exchange nor are they quoted on the OTC Bulletin Board. Following the date of the offering circular, in which this offering circular is included, becomes qualified we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Anti-takeover effects of certain provisions of Delware state law hinder a potential takeover of our company.

Though not now, in the future, we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delware, and it does business in Delware or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Delware’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Delware has a business combination law that prohibits certain business combinations between Delware corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Delware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delware’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

USE OF PROCEEDS

Our public offering of 50,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the anticipated use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $150,000 as anticipated. The foregoing is subject to change based on circumstances which exist at such time.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering (1)	$125,000	$250,000	$375,000	$500,000
SEC reporting and compliance	7,500	7,500	7,500	7,500
Marketing and advertising	15,500	35,000	55,500	85,500
Printing of Materials	2,500	5,000	7,500	10,000
Production	62,500	125,000	187,500	250,000
Establishing an office/studio	15,000	25,000	35,000	55,000
Operation & salaries	22,000.	52,500	82,000	92,000
Total	125000.	250,000	375,000	500,000

________________

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

          Please see a detailed description of the use of proceeds in the “Plan of operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 50,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 50,000,000 shares is fixed at $0.01 per share. This price is significantly higher than $0.00003 price per share paid by our officers, directors and two investors for the 100,000,000 shares of common stock they purchased.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders. As of December 31, 2020 the net tangible book value of our shares of common stock was $0 or ($0.00) per share based upon 100,000,000 shares outstanding.

Existing stockholders if all of the shares are sold.

Price per share	$0.01
Net tangible book value per share before offering	$3,000.00
Potential gain to existing shareholders net of offering expenses	$00.00297
Net tangible book value per share after offering	$00.003
Increase to present stockholders in net tangible book value per share after offering	$0
Capital contributions	$500,000
Number of shares outstanding before the offering	100,000,000
Number of shares after offering held by existing stockholders	100,000,000
Percentage of ownership after offering	66.6%

Purchasers of shares in this offering

	If 100% of	If 75% of	If 50% of	If 25% of
	shares	shares	shares	shares
	sold	sold	sold	sold
Price per share	0.01	0.01	0.01	0.01
Dilution per share	0.01	0.01	0.01	0.01
Capital contributions	500,000	375,000	250,000	125,000
Percentage of capital contributions	66.6%	72.7%	80%	87.6%
Number of shares after offering held by public investors	500,000,000	375,500,000	250,000,000	125,000
Percentage of ownership after offering	33.4%	27.3%	20%	12.4%

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.0000001 par value per share. As of March 1, 2021, there were 100,000,000 shares of our common stock issued and outstanding, which were held by our officers and directors.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Offering circular.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Delware law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Please refer to the company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delware for a more complete description of the rights and liabilities of holders of the company’s securities.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Rule 144 Shares

As of the date of this prospectus, we have issued 100,000,000 shares to our officers and directors beneficially own 100,000,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are not a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

PLAN OF DISTRIBUTION

We have 100,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is qualifying an additional 50,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our officers, directors and shareholders are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, they will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. They will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 50,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this offering circular is qualified. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-

dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Delware on August 24, 2020, as Melody Do Corporation a corporation. The Company is a development stage company that intends to operate as an independent record lable.

To date, the Company’s activities have been limited to raising capital, organizational matters, launching the website and the structuring of its business plan. The Company has not generated any revenues since inception.

David Consuegra has served as our President, Chief Financial Officer and Chief Executive Officer, and Sofia Ayelen Goy has served as our Secretary from August 24, 2020 until the current date. Our board of directors are comprised of two people: David Consuegra and Sofia Ayelen Goy. Sofia Ayelen Goy is the wife of David Consuegra.

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.0000001 per share. As of March 1, 2021, we issued 100,000,000 shares of common stock at a purchase price of $0.00003 per share, for an aggregate purchase price of $3,000.

General

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our Company, further development of our business plan, opening bank account, registering and launching our website, research and development.

Our financial statements from inception (August 24, 2020) through December 31, 2020 report no revenues and an accumulated loss of $2,540. Our independent auditor has issued an audit opinion on the financial statements for the period from August 24, 2020 to December 31, 2020 for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business creating music content as a record label, to stream our music on third party digital platforms as Spotify to collect royalties. We intend to use the net proceeds from this offering to further the development our business operations. To implement our business plan, we require a minimum funding of $125,000 over the next twelve months. After twelve months period we may need additional financing. Our officers and directors have agreed to loan the company funds; however, they have no firm commitment, arrangement, or legal obligation to advance or loan funds to the company and there is also no guarantee that they will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception. The company’s principal offices are located at 1570 NE 191 Street #436 North Miami Beach, FL 33179. Our telephone number is (305)900-3085.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the company; (ii) development of our business plan; (iii) opening a bank account, (iv) the initial equity funding by our officers and directors; (v) research of the industry; and (vi) signing up artists.

Our busniess description

We are a niche record label company in the business creating music content for our record label, to stream our music on third party digital platforms as Spotify to collect royalties. We plan to be in the business of recording/producing original music tracks to be published by our label, our studio will provide audio recording, engineering, and production/mastering services for musicians. We will offer live vocal and instrument recording, using the best recording equipment, for optimal results. Additionally, we will also offer production services, which will include but are not limited to, custom music, vocal coaching/training.

People who aspire to be a talent or star in the music industry will almost definitely want a decent label company to succeed, we will handle the composition, performance, arrangement or simply a demonstrational recording of our talent so that we jump-start their musical career.

We believe that we have the sufficient expertise and knowledge to start up a music production/label business. The main aim and goal of the company is to provide music production services to capitalize on the royalty stream. In essence, we will provide services such as different forms of audio recording, audio editing, music arrangement and production. We will also offer a comprehensive music library for clients to hear through and use for purposes such as advertising. We will have a long start up time where rigorous testing of the computer system will be carried out. This is to ensure that the system we are using is stable and operating at its optimum. Furthermore, a company website (melodydeo.com) will allow listening of audio clips produced for our talents, together with information about our operation.

Service Description

Melody do is a label with a niche to, distribute, and promote recordings of affiliated musicians. Essentially, will sell the brand of the artist and the products we create. We will have various departments within our record label that will work together to best sell our products and artists. The major component of our busniess is a recording studio. A recording studio is a facility for sound recording and mixing. Ideally both the recording and monitoring spaces are specially designed by an acoustician to achieve optimum acoustic properties (acoustic isolation or diffusion or absorption of reflected sound that could otherwise interfere with the sound heard by the listener).

Recording studios may be used to record musicians, voice-over artists for advertisements or dialogue replacement in film, television or animation, or to record their accompanying musical soundtracks. The typical recording studio consists of a room called the "studio" or "live room", where instrumentalists and vocalists perform; and the "control room", where sound engineers sometimes with producer(s) as well operate either professional audio mixing consoles or computers with specialized software suites to manipulate and route the sound for analogue or digital recording. Often, there will be smaller rooms called "isolation booths" present to accommodate loud instruments such as drums or electric guitar, to keep these sounds from being audible to the microphones that are capturing the sounds from other instruments, or to provide "drier" rooms for recording vocals or quieter acoustic instruments.

Marketing

We intend to maintain an extensive marketing campaign that will ensure maximum visibility for the business, we want to develop an online presence and we have developed “www.melodydo.com” website and placed the Company’s name and contact information with online directories.

Management intends to use a qualified advertising and marketing firm to help the business reach its intended musician audience within the targeted market. This campaign will include the use of traditional print and media advertising as well as the Internet. Direct advertising campaigns will be significant to the Company as a record label offering programs to a wide variety of musicians and sound artists.

We will also establish connections with local recording studios in every city we operate in and will develop a small local advertising campaign that will feature flyers and small advertisements in selected local music publications and newspapers.

The business will also maintain its extensive website that will feature information regarding the label, images of our studio equipment and recording rooms, contact information, and royalty split information. We intend to use a number of online marketing strategies to drive traffic to the website including pay-per-click advertising (for artist searching for record label) as well as advertisements on Facebook and Instagram.

Competition

There are few barriers of entry in the business and level of competition is extremely high. There are many prominent record labels as warner brothers in the market. Many of these companies may have a greater, more established customer base than us. Our key offer will attract garage band artists otherwise are not on the major labels radar screen.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Employees and employment agreements

We are a development stage company and currently have no employment agreements with anyone. Our officers and directors are non-employee officers and directors of the company who manage the day-to-day operations of the company and currently devote approximately 30 to 40 hours a week.

Offices

The Company’s principal offices are located at 1570 NE #436 North Miami Beach, FL 33179. Our telephone number is 305-900-3085. This location will serve as our primary executive offices during the initial stage.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website and our original music content with copyright laws.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $ 2,980.00 as of January 1, 2021. We do not believe that our cash balance is sufficient to fund our limited levels of operations, the period from August 24, 2020 (Inception) to December 31, 2020 we had zero revenue and an accumulated deficit of $2,540.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

The officers, directors and shareholders are willing to provide additional funding as loans to the company in any event, if we cannot raise adequate funding from the offering. The current management team is committed, willing, ready and able to carry the company through its initial development stage as necessary.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering (1)	125,000	250,000	375,000	500,000
SEC reporting and compliance	7,500	7,500	7,500	7,500
Marketing and advertising	37,500	75,000	112,500	150,000
Printing of Materials	2,500	5,000	7,500	10,000
Equipping Studio	37,500	75,500	112,500	150,000
Establishing an office/rent/studio	25,000	50,000	75,000	100,000
Salaries	15,000.	37,000	60,000	82,500
Total	37,500.	75,000	112,500	500,000

______________

(1)

Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity. Represents managements estimates but are subject to change based on market conditions and circumstances.

During the initial stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge.

Our officers and directors will devote approximately 30 to 40 hours of their time to our operations. Once we begin operations and are able to attract talents to join our lable, all the officers and directors have agreed to commit more time as required.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our officers and directors although there is no such formal agreement in writing, and no guarantee such funding will be procured. Now that we have finalized our busniess plan and launched our platform (www.melodydo.com), and upon completion of our public offering, our specific goal is to recruit artist on profit share basis, market and stream our production. Our plan of operations is as follows:

Establish our intial recording studio/office.

Months: 1 - 2

During this period after completion of our offering, if maximum numbers of shares are sold, we plan to design our studio and equip it with state-of-the-art music production instrumentation.

Recruitments

Months: 2 - 4

We will recruit musicians and vocal artists to start our production.

Streaming

Months: 4 - 6

We will stream our production on major platforms against royalties, as Amazon, Apple music, Spotify, Deezer, YouTube, Facebook, SoundCloud and others worldwide.

Domestic Expansion

Months: 7 – 10

We will attempt expand our operation organically and geographically within the United States by setting up satellite studios and agents in known music markets as New York And Los Angeles.

International Expansion

Months: 11 – 12

We will seek collaborative join ventures with known studios/producers from around the world, but specifically in a music friendly markets to the US as the UK and Latin America to nurture fresh sounds from those markets.

Management is dedicated to implementing the 12 months strategy above, however we cannot guarantee achieving our goals on time. We might encounter difficulties achieving the above goals for unexpected reasons.

We will need to work hard to accomplish our first 6 months goals, and precisely the creation and production side of the lable, if we are able to attract talents, we will be able achieve our first 6 months strategy and it will give us the ability to work towards the next half of the plan from month 7 to 12.

Special production and fresh sounds are the key to our success to be able to attract the right talents. Additionally, in our line of busniess all it takes is one hit to make a name for a record lable, this hit could be the first track we produce, or it could be number two hundred track we produce, and to achieve the above strategy we need to succeed at the first milestone which is a hit or trending tracks on digital media, and for the sake of our discussion we cannot really know or forecast whether or not we can achieve our first12 months strategy on time.

Accounting and audit plan.

We intend to have our officers and directors prepare our simi-annual and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

Limited operating history.

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Need for additional capital.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Off-balance sheet arrangements.

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations.

During the period from August 24, 2020 (Inception) to December 31, 2020 and for the period ended December 31, 2020, we incorporated the company, prepared a business plan, opened bank account, registered and launched our website, research and development. Our net loss since inception is $2,540 related primarily to professional fees, the incorporation of the company, bank charges, office supplies, registration of our domain name, and launching of the website.

Since inception, we have offered and sold (i) 100,000,000 shares of common stock, at a purchase price of $0.00003 per share, for aggregate proceeds of $3,000. $3,000 has been received as of December 31, 2020.

Liquidity and Capital Resources

As of December 31, 2020, the company had $ 2,980.00 cash and our liabilities were $2,500. The available capital reserves of the company are not sufficient for the company to remain operational.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus. As of the date of this offering circular, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.

Summary of significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.

Fail value of financial instruments.

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of accrued expenses.

Stock based compensation.

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Per share information

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTC Bulletin Board

We may choose to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may never qualify for quotation on the OTC Bulletin Board.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of March 1, 2021, the Company had 100,000,000 shares of our common stock issued and outstanding held by the CEO of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans.

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers currently serving our Company is as follows:

Name (1)	Age	Positions

David Consuegra (1)	28	President, CEO, and CFO
Sofia Ayelen Goy (2)	25	Secretary, and Director

(1)	c/o Melody Do Corporation (MDC)
1570 NE #436 North Miami Beach, FL 33179
(2)	David Consuegra is married to Sofia Ayelen Goy

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

David Consuegra

Mr. David Consuegra MDC's Chairman, David Consuegra, also known as “Reefro Cons” in the industry is an American citizen residing in Florida and he has been an independent music producer for over more than 5 years. He has been a sound engineer, producer for various artists, studios and major labels as (MMG, Selavi, Audio vision, Atlantic records and more and produced hundreds of tracks throughout his career. Mr. Consuegra is also live sound engineer been contracted by Carnival Cruises and major players in the industry, he also live concert engineer handled stage wiring, mixing and major installations in live events domestically and internationally throughout the world.

Sofia Ayelen Goy

(Sofia Ayelen Goy is married to David Consuegra)

Sofia has been an independent song writer and executive producer in the music industry for more than five years. She worked closely with David Consuegra for the last three years cooperating with him on various music production projects.

Significant employees and consultants

We currently have no employees. David Consuegra and Sofia Ayelen Goy - our officers and directors, are non-employee officers that handle the Company's day-to-day operations.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in certain legal proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all the services rendered in all capacities to us for the fiscal periods indicated.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity Incentive plan compensation	Nonqualified deferred compensation	All other compensation	Total
David Consuegra (1)	2020	$0	$0	$0	$0	$0	$0	$0	$0
Sofia Ayelen Goy (2)	2020	$0	$0	$0	$0	$0	$0	$0	$0

________________

(1)	Appointed President, Chief Executive Officer and Chief Financial Officer on August 24, 2020.
(2)	Appointed Secretary and Director on August 24, 2020.

Our officers and directors have not received monetary compensation since our inception on August 24, 2020 to the date of this prospectus. We currently do not pay any compensation to any officers or any member of our board of directors.

Stock option grants

We have not granted any stock options to our executive officers and directors since our inception on August 24, 2020. Upon further development of our business, we will likely grant options to our officers and directors consistent with industry standards.

Employment agreements

The Company is not a party to any employment agreement and has no compensation agreement with any officers or directors.

Director compensation

The following table sets forth director compensation as of March 1, 2021:

	Fees earned			Non-equity	Nonqualified deferred
	paid in	Stock	Option	incentive plan	compensation	All other
Name	cash	awards	awards	compensation	earnings	compensation	Total
David Consuegra (1)	$0	$0	$0	$0	$0	$0	$0
Sofia Ayelen Goy (2)	$0	$0	$0	$0	$0	$0	$0

________________

(1)	Named Director on August 24, 2020.
(2)	Appointed Secretary and Director on August 24, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 1, 2021 the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 100,000,000 shares of our common stock issued and outstanding as of March 1, 2021. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and address of beneficial owner (2)	Number of shares owned beneficially	Percent of common stock owned (1)
Common Stock	David Consuegra (3)	100,000,000	100%
All directors and executive officers as a group (one person)		100,000,000	100%

_______________

(1)	The percentages are based on 100,000,000 shares of our common stock issued and outstanding as the date of this prospectus.
(2)	c/o Melody Do Corporation (MDC), 1570 NE #436 North Miami Beach, FL 33179
(3)	Appointed President, Chief Executive Officer and Chief Financial Officer on August 24, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 24, 2020 pursuant to a subscription agreement, we offered and sold 100,000,000 shares of common stock, at a purchase price of $0.00003 per share, for aggregate proceeds of $3000.

David Consuegra (President, CEO and CFO) is married to Sofia Ayelen Goy (Secretary and Director).

The Company’s principal offices are located at 1570 NE #436 North Miami Beach, FL 33179. This location will serve as our primary executive offices during the initial development stage.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Delware, the company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the offering circular have been audited by Ram Associate, CPA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the offering circular filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Ram Associate, CPA is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PROSPECTUS

Melody Do Corporation (MDC)

50,000,000 SHARES OF COMMON STOCK

TO BE SOLD BY Melody Do Corporation (MDC)

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ____________________, 2020 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS _________________________, 2020

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the company.

Item	Amount

Transfer Agent Fees	TBD
Legal Fees	$5,000
Accounting Fees	$2,500
Printing Costs	TBD
Miscellaneous	TBD
Total

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Delware General Business Corporation Law, as amended from time to time (the “Delware Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Delware Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past year we have issued and sold the following securities without registration.

On August 24, 2020 we offered and sold 100,000,000 shares of common stock to our officers and directors, at a purchase price of $0.00003 per share, for aggregate proceeds of $3,000.

Melody Do Corporation (MDC)

Index to Audited Financial Statements

For the Period August 24, 2020 (Inception) to December 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Melody Do Corporation (MDC)

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Melody Do Corporation Inc.(‘‘Company”) as of December 31, 2020, and the related statements of operations, stockholder’s equity, and cash flows for the period from inception August 24, 2020 to December 31, 2020, and the related notes to the financial statement. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from inception August 24, 2020 to December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the period from August 24, 2020 (Inception) through December 31, 2020, the Company had a net loss of $2,540. As of December 31, 2020, the Company has not generated any revenues from operations, and had stockholders’ equity of $460. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plans in regard to these matters are described in Note 2 to the financial statements.

Ram Associates

We have served as the Company’s auditor since 2021.

Hamilton, NJ

February 11, 2021

Melody Do Corporation (MDC)

Balance Sheet

December 31, 2020

ASSETS
Current Assets
Cash	$2,980
Total Current Assets	2,980

Total Assets	$2,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$2,520

Total Current Liabilities	2,520

Stockholders’ Equity
Common Stock; $0.0000001par value 1,000,000,000 shares Authorized, 100,000,000 shares issued and outstanding	10
Additional paid-in capital	2,990
Accumulated deficit	(2,540)
Total Stockholders’ Equity	460

Total Liabilities and Stockholders’ Equity	$2,980

The notes are an integral part of these financial statements

Melody Do Corporation (MDC)

Statement of Operations

For the period from Inception (August 24, 2020) to December 31, 2020

Revenue	$-

Operating Expenses
General and administrative	2,540
Total operating expenses	2,540

Loss before provision for income taxes	(2,540)

Provision for income taxes	-

Net loss	$(2,540)

Basic and Diluted Loss per Common Share	$0.00

Basic and Diluted Weighted Average Number of Common Shares Outstanding	100,000,000

The notes are an integral part of these financial statements

Melody Do Corporation (MDC)

Statement of Stockholders' Equity

For the period from Inception (August 24, 2020) to December 31, 2020

	Common Shares			Additional	Accumulated
	Shares	Amount		Paid-in Capital	Deficit	Total Stockholders’ Equity

Balance – August 24, 2020 (Inception)	-	$-	$-		$-	$-

Common shares issued to founders on subscription at $0.00003 per share	100,000,000	10		2,990		3,000

Net loss					(2,540)	(2,540)

Balance –December 31, 2020	100,000,000	$10		$2,990	$(2,540)	$460

The notes are an integral part of these financial statements

Melody Do Corporation Inc.

Statement of Cash Flows

For the period from Inception (August 24, 2020) to December 31, 2020

Cash Flows from Operating Activities
Net loss	$(2,540)

Adjustments to reconcile net loss to net cash used by operating activities:

Changes in operating liabilities:
Accrued expenses	2,520
Net cash Used in Operating Activities	(20)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	3,000
Net cash provided by Financing Activities	3,000

Net increase in cash	2,980

Cash at beginning of period

Cash end of period	$2,980

Supplemental Cash Flow Information
Cash paid for Interest	$-
Cash paid for income tax	-

The notes are an integral part of these financial statements.

Melody Do Corporation Inc.

Notes to the Financial Statements

December 31, 2020

Note 1. Background information

Melody Do Corporation Inc. (the “Company”) was incorporated in the State of Delaware on August 24, 2020 as Melody Do Corporation. The Company is a development stage company that intends to initiate a music record label operation.

To date, the Company’s activities have been limited to raising capital, organizational matters, research into the music record label industry, launching the website and the structuring of its business plan. The Company has not generated any revenues since inception.

Note 2. Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from August 24, 2020 (Inception) through December 31, 2020, the Company had a net loss of $2,540. As of December 31, 2020, the Company has not generated any revenues from operations, and had stockholders’ equity of $460. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s continuation as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. There is no assurance the Company can secure the additional financing.

Note 3. Summary of significant accounting policies

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future. The Company places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740,“Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2020 the Company did not have any amounts recorded pertaining to uncertain tax positions.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Note 4. Income taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period from inception to December 31, 2020 to the Company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$533

Change in valuation allowance	(533)
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2020 are as follows:

Deferred tax assets:
Net operating loss	$533
Valuation allowance	(533)
$-

Change in valuation allowance:

Balance, August 24, 2020	$-
Increase in valuation allowance	533
Balance, December 31, 2020	$533

The Company has approximately $2,540 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 5. Shareholders' Equity

Authorized Stock

The Company has authorized 1,000,000,000 common shares with a par value of $0.0000001per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the Company is sought.

Common Share Issuances

On August 25, 20207, the Company issued a total of 100,000,000 common shares to its founders for a subscription of $3,000. As of December 31, 2020, $ 3,000.00 cash was received.

Note 6. Subsequent events

Management has evaluated subsequent events through January 15, 2021 the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what will be the financial impact to the Company. To date, the Company has not experienced any major consequences or loss of business which will materially impact the financial conditions of the Company.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this offering circular:

Exhibit	Description

2.1	Articles of incorporation*

2.2	Bylaws of the registrant*

4.1	Subscription Agreement*

11.1	Consent of Ram Associate, CPA*

11.2	Consent of Law (included in exhibit 12.1)*

12.1	Legal Opinion*

•	*Filed as an Exhibit to the Company’s Form 1-A filed with the SEC on March 1, 2021.

UNDERTAKINGS

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in North Miami Beach on March 25, 2021.

Melody Do Corporation (MDC) (Registrant)

By:	/s/ David Consuegra
Name:	David Consuegra
Title:	President, Chief Executive Officer and Chief Financial Officer

I KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Consuegra as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on March 25, 2021.

Name	Title

/s/ David Consuegra	Chief Executive Officer, President, and
David Consuegra	Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

/s/ Sofia Ayelen Goy	Secretary and Director
Sofia Ayelen Goy